Exhibit 24.1
POWER OF ATTORNEY
          Know all persons by these presents, that the undersigned officers and directors of Cabot Microelectronics Corporation, a Delaware corporation, do hereby constitute and appoint H. Carol Bernstein the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission (the “SEC”) in connection with the registration statement (the “Registration Statement”) on Form S-8 of Cabot Microelectronics Corporation relating to the Cabot Microelectronics Corporation 2007 Employee Stock Purchase Plan, as Amended and Restated January 1, 2010, to be filed with the SEC. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to the Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to the Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with the Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

SIGNATURE	TITLE	DATE

/s/ William P. Noglows William P. Noglows	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	November 24, 2010

/s/ William S. Johnson William S. Johnson	Vice President and Chief Financial Officer (Principal Financial Officer)	November 24, 2010

/s/ Thomas S. Roman Thomas S. Roman	Corporate Controller (Principal Accounting Officer)	November 24, 2010

/s/ Robert J. Birgeneau	Director	November 24, 2010
Robert J. Birgeneau

/s/ John P. Frazee, Jr.	Director	November 24, 2010
John P. Frazee, Jr.

/s/ H. Laurance Fuller	Director	November 24, 2010
H. Laurance Fuller

/s/ Barbara A. Klein	Director	November 24, 2010
Barbara A. Klein

/s/ Edward J. Mooney	Director	November 24, 2010
Edward J. Mooney

/s/ Steven V. Wilkinson	Director	November 24, 2010
Steven V. Wilkinson

/s/ Bailing Xia	Director	November 24, 2010
Bailing Xia